EXHIBIT 10.3
AMENDMENT NO. 2
to the
AMENDED AND RESTATED OPERATING AGREEMENT
of
AMERICAN PROCESSING COMPANY, LLC
     THIS AMENDMENT NO. 2 (this “Amendment”) to that certain Amended and Restated Operating Agreement, dated as of March 14, 2006, as amended by that certain Amendment No. 1 to the Amended and Restated Operating Agreement, dated as of January 9, 2007 (the “Operating Agreement”), by and among American Processing Company, LLC, a Michigan limited liability company (the “Company”), Dolan APC, LLC, a Delaware limited liability company (“Dolan”), Trott & Trott, PC, a Michigan professional service corporation (“Trott & Trott”) and Feiwell & Hannoy Professional Corporation, an Indiana professional corporation (“F&H”), is made and entered into to be effective for all purposes as of November 30, 2007 by and among the Company, the Manager and the persons set forth as Members on Exhibit A attached hereto. Capitalized terms used but not otherwise defined herein shall have meanings specified in the Operating Agreement.
RECITALS
     A. Dolan and Trott & Trott are each parties to a Common Unit Purchase Agreement, dated as of the date hereof, pursuant to which Dolan agreed to purchase 95,000 Common Units from Trott & Trott on the terms and conditions set forth therein.
     B. Dolan and F&H are each parties to a Common Unit Purchase Agreement, dated as of the date hereof, pursuant to which Dolan agreed to purchase 23,560 Common Units from F&H on the terms and conditions set forth therein.
     C. Pursuant to Section 10.4 of the Operating Agreement, the Manager and a Supermajority-in-Interest of the Members have agreed to amend the terms of the Operating Agreement as provided in this Amendment.
AGREEMENT
1. AMENDMENT
     1.1 The definition of “Formula Value Per Common Unit” in Article I of the Operating Agreement is hereby amended and restated in its entirety as follows:
“Formula Value Per Common Unit” means, as of a specified date, an amount equal to the quotient of (x) the difference between (i) the product of (A) the Company’s Adjusted EBITDA for the most recently completed twelve (12) calendar months prior to such date and (B) 6.25 and (ii) the aggregate amount of any interest bearing indebtedness of the Company as of such date and (y) the number of Common Units of the Company outstanding as of such date (determined on a Common Equivalent Basis).

     1.2 The definition of “Supermajority-in-Interest of the Members” in Article I of the Operating Agreement is hereby amended and restated in its entirety as follows:
“Supermajority-in-Interest of the Members” means the Member or Members holding in the aggregate ninety percent (90%) or more of the Participating Percentages held by the Members.
     1.3 Section 3.2 of the Partnership Agreement shall be deleted in its entirety and the following shall be inserted as the amended and restated Section 3.2:
“3.2 Capital Contributions. Each of the Members has made one or more capital contributions to the Company, which have been recorded on the books and records of the Company. No Member shall be required to make any further capital contributions to the Company.”
     1.4 The following sentence shall be added to the end of Section 7.7(a) of the Operating Agreement:
“The parties acknowledge and agree that, for purposes of calculating the Repurchase Price, the specified date with respect to the Formula Value Per Common Unit shall be the Put Closing Date (as defined below).”
     1.5 Exhibit A of the Operating Agreement is hereby replaced with Exhibit A attached hereto.
2. REFERENCE TO AND EFFECT ON THE OPERATING AGREEMENT
     2.1 Each reference in the Operating Agreement to “this Agreement”, “hereunder”, “hereof”, "herein”, or words of like import shall mean and be a reference to the Operating Agreement as amended hereby.
     2.2 Except as specifically amended above, the Operating Agreement shall remain in full force and effect and is hereby ratified and confirmed.
3. MISCELLANEOUS
     3.1 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including transmission in portable document format by electronic mail), shall be treated in all manner and respects and for all purposes as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them to all other parties, except that the failure of any party to comply with such a request shall not render this Amendment invalid or unenforceable. No party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature, or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic transmission, as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
     3.2 Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     3.3 Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.
     3.4 The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     3.5 If and to the extent there are any inconsistencies between the Operating Agreement and this Amendment, the terms of this Amendment shall control.
[Remainder of Page Intentionally Left Blank.
Signature Pages Follow.]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

COMPANY:

AMERICAN PROCESSING COMPANY, LLC

By:	DOLAN APC LLC
Its:	Manager

By:	/s/ Scott J. Pollei
Name:	Scott J. Pollei
Its:	Vice President

MANAGER:

DOLAN APC LLC

By:	/s/ Scott J. Pollei
Name:	Scott J. Pollei
Its:	Vice President

MEMBERS:

DOLAN APC LLC

By:	/s/ Scott J. Pollei
Name:	Scott J. Pollei
Its:	Vice President

TROTT & TROTT, P.C.

By:	/s/ David A. Trott
Name:	David A. Trott
Its:	President

FEIWELL & HANNOY PROFESSIONAL CORPORATION

By:	/s/ Douglas J. Hannoy
Name:	Douglas J. Hannoy
Its:	President

EXHIBIT A
List of Members, Capital Contributions, Capital Accounts
Common Units and Participating Percentages

Name, Address, Phone
and Fax of Member	Common Units	Participating Percentage
Dolan APC, LLC c/o Dolan Media Company 1200 Baker Building 706 Second Avenue South Minneapolis, Minnesota 55402 Phone: (612) 317-9425 Fax: (612) 317-9434 Attention: James P. Dolan	928,560	88.677%

Trott & Trott, P.C. 31440 Northwestern Highway Suite 200 Farmington Hills, MI 48334 Phone: (248) 642-2515 Fax: (248) 642-3628 Attention: David A. Trott	95,000	9.073%

Feiwell & Hannoy Professional Corporation 251 North Illinois Street, Suite 1700 Indianapolis, Indiana 46204 Phone: (317) 237-2727 Fax: (317) 237-2722 Attention: [ ]	23,560	2.250%

TOTAL:	1,047,120	100.000%

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